JOURNAL COMMUNICATIONS, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN















                            Effective January 1, 1996
                           Plan Year Ends December 31






                [REFLECTS ALL AMENDMENTS THROUGH SEPTEMBER 1996]


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                          JOURNAL COMMUNICATIONS, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------


Article I ESTABLISHMENT OF PLAN AND PURPOSE....................................1
         Section 1.1       Establishment of Plan...............................1
         Section 1.2       Purpose of Plan.....................................1

Article II DEFINITIONS AND CONSTRUCTION........................................2
         Section 2.1       Definitions.........................................2

Article III ELIGIBILITY........................................................3
         Section 3.1       Conditions of Eligibility...........................3
         Section 3.2       Commencement of Participation.......................3
         Section 3.3       Termination of Participation........................3

Article IV DEFERRAL OF COMPENSATION............................................4
         Section 4.1       Amount and Manner of Deferral.......................4
         Section 4.2       Special Deferral Elections..........................4
         Section 4.3       Cessation of Deferral...............................4

Article V MEMORANDUM ACCOUNT...................................................6
         Section 5.1       Nature of Account...................................6
         Section 5.2       Credit to Memorandum Account........................6
         Section 5.3       Changes in Memorandum Account.......................6
         Section 5.4       Statement of Memorandum Account.....................6

Article VI TERMINATION DISTRIBUTIONS...........................................7
         Section 6.1       Termination of Employment...........................7
         Section 6.2       Distributions Upon Death............................7
         Section 6.3       Emergencies.........................................8

Article VII ADMINISTRATION OF THE PLAN.........................................9
         Section 7.1       Appointment of Separate Administrator...............9
         Section 7.2       Powers and Duties...................................9
         Section 7.3       Records and Notices................................10
         Section 7.4       Compensation and Expenses..........................10
         Section 7.5       Limitation of Authority............................10

Article VIII GENERAL PROVISIONS...............................................11
         Section 8.1       Assignment.........................................11
         Section 8.2       Employment Not Guaranteed by Plan..................11
         Section 8.3       Termination and Amendment..........................11
         Section 8.4       Successors and Assigns.............................11
         Section 8.5       Governing Law......................................11
         Section 8.6       Severability.......................................11

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         Section 8.7       Notice.............................................11
         Section 8.8       Notification of Addresses..........................12
         Section 8.9       Limitation of Liability............................12
         Section 8.10      Indemnification....................................12
         Section 8.11      Tax Liability......................................12
         Section 8.12      Headings...........................................12

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                          JOURNAL COMMUNICATIONS, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                        ESTABLISHMENT OF PLAN AND PURPOSE

     Section 1.1 Establishment of Plan. Journal Communications, Inc. hereby establishes the "Journal Communications Non-Qualified Deferred Compensation Plan," effective as of January 1, 1996 (the "Plan").

     Section 1.2 Purpose of Plan. The Plan shall permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment with Journal (as defined herein) by deferring until that time a portion of the compensation which may otherwise be payable to them at an earlier date. By allowing key management employees to participate in the Plan, Journal expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions.

     The parties intend that the arrangements described herein be unfunded for tax purposes and for purposes of Title I in the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA").


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                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

     As used herein, the following words and phrases shall have the meanings set forth below:

     Section 2.1 Definitions.

          (a) Administrator. The person or persons selected pursuant to Article VII below to control and manage the operation and administration of the Plan.

          (b) Base Compensation. Basic wages and earnings.

          (c) Beneficiaries. The spouse or descendants of Participant or any other person receiving benefits hereunder in relation to Participant.

          (d) Journal. Journal Communications, Inc., a Wisconsin corporation with its principal office and place of business in Milwaukee, Wisconsin, and any subsidiary or successor thereof now or hereafter created.

          (e) Employee. An employee of Journal.

          (f) Employment. Employment with Journal.

          (g) Fiscal Year. The fiscal year of Journal, regardless of whether it is a calendar year or changes from time to time.

          (h) Incentive Compensation. Amounts payable to a Participant pursuant to the Journal Communications, Inc. Management Annual Incentive Plan ("Annual Incentive Plan") and the Journal Communications, Inc. Management Long Term Performance Plan ("Long Term Incentive Plan") as established in 1993 and as revised from time to time.

          (i) Memorandum Account. The account maintained for each Participant pursuant to Article V below.

          (j) Participants. Such management and highly compensated employees who satisfy the eligibility requirements of Section 3.1 below and who elect to participate herein.

          (k) Plan. The Journal Communications, Inc. Non-Qualified Deferred Compensation Plan, as set forth herein and as amended from time to time.

          (l) Termination. As to each Participant, the termination of his employment.

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                                   ARTICLE III

                                   ELIGIBILITY

     Section 3.1 Conditions of Eligibility. Each employee who is eligible for the Long Term Incentive Plan shall be eligible to participate herein.

          Eligibility to participate shall not require that an employee elect to defer hereunder compensation at any time or from time to time.

     Section 3.2 Commencement of Participation. An employee identified as eligible to participate herein shall, by electing a deferral of compensation, commence participation as of the first day of any fiscal year beginning on or after his identification as eligible for participation.

     Section 3.3 Termination of Participation. An employee's right to defer compensation hereto shall cease as of the earlier of the termination, of his employment or any action removing him from the employees eligible to participate herein.

          If an employee's right to defer compensation terminates during a fiscal year, his deferral shall, consistent with his deferral elections then in effect, include all Incentive Compensation otherwise payable to him with respect to which a deferral election has been made.

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                                   ARTICLE IV

                            DEFERRAL OF COMPENSATION

     Section 4.1 Amount and Manner of Deferral. A Participant may submit to Journal a written election, substantially in the form of Schedule A attached hereto, to defer his Incentive Compensation or his Base Compensation. Such election shall indicate the amount of his Base Compensation and Incentive Compensation which he elects to defer hereunder. Any election with respect to Base Compensation or Annual Incentive Plan payments must be made prior to the commencement of the fiscal year with respect to which the Base Compensation or Incentive Compensation is payable. Any election with respect to Long Term Incentive Plan payments must be made prior to the end of the first fiscal year of a Long Term Incentive Plan performance cycle. Such election shall become irrevocable immediately upon the last date an election may be made with respect to such Base Compensation or Incentive Compensation. Journal shall, consistent with such election, defer all or such portion of the Base Compensation or Incentive Compensation elected by the Participant.

          If a Participant elects to defer all or a portion of the Base Compensation or Incentive Compensation that may become payable to him, Journal shall reduce his Base Compensation or Incentive Compensation by the entire amount deferred when other wise payable.

     Section 4.2 Special Deferral Elections. These are two exceptions to the timing requirement described in Section 4.1(a), above:

               (i) For the fiscal year ending December 31, 1996, a Participant may submit a deferral election within 30 days of the effective date of the Plan with respect to Base Compensation payable in 1996, and with respect to Incentive Compensation payable under the Annual Incentive Plan for the fiscal year ending December 31, 1996 and under the Long Term Incentive Plan for the performance cycle ending December 31, 1977 and

               (ii) In the first fiscal year a Participant becomes eligible to participate in the Plan (if he becomes eligible after 1996) he may submit a deferral election within 30 days of the date he becomes eligible to participate in the Plan with respect to Incentive Compensation payable under the Annual Incentive Plan for the fiscal year during which the Participant becomes eligible to participate in this Plan and with respect to Base Compensation for the fiscal year in which the Participant becomes eligible to participate in this Plan.

     Section 4.3 Cessation of Deferral. In the event of an unforeseeable emergency, a Participant may request in writing that deferrals elected by him which have not been credited to the Memorandum Account established hereunder cease. Such emergency must inflict hardship upon the Participant and must arise from causes beyond the Participant's control. The Administrator shall, in its reasonable judgment, determine whether such an emergency exists. If the Administrator determines that no such emergency exists, the deferrals shall continue as originally elected.

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                                   ARTICLE V

                               MEMORANDUM ACCOUNT

     Section 5.1 Nature of Account. For the purposes of measuring payments due Participants hereunder, Journal shall maintain on behalf of each Participant a Memorandum Account to which Journal shall credit the amounts described in this
Article V.

          The Memorandum Account hereunder and assets, if any and of any nature, acquired by Journal to measure a Participant's benefits hereunder shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of, Participant, his beneficiaries or any other person. Participant and Journal acknowledge that the Plan constitutes a promise by Journal that Participant's rights hereunder (by electing to defer compensation hereunder) are limited to those of general unsecured creditors of Journal and that the establishment of the Plan, acquisition of assets to measure Participant's benefits hereunder or deferral of all or any portion of Participant's Incentive Compensation hereunder does not prevent any property of Journal from being subject to the rights of all of Journal's creditors. If Journal deposits funds, stock or other assets in a trust for the purpose of measuring and paying benefits due hereunder, the document creating such trust shall define the rights of Journal, Participant, beneficiaries and Journal's creditors to such deposits, the assets acquired with them and earnings thereof.

     Section 5.2 Credit to Memorandum Account. As of the date such Incentive Compensation is otherwise payable, Journal shall credit to the Memorandum Account of each Participant the amount, if any, of his deferred Incentive Compensation on a uniform and non-discriminatory basis for all Participants.

     Section 5.3 Changes in Memorandum Account. If a Participant defers the receipt of Incentive Compensation, his Memorandum Account shall record the receipt of such amounts and reflect earnings on such amounts as determined by the Administrator.

     Section 5.4 Statement of Memorandum Account. Within 120 days after the last day of each fiscal year, Journal shall provide each Participant or his beneficiaries a statement indicating the balance of his Memorandum Account reflecting the amount of deferrals, if any, occurring with respect to such year, together with all other changes in value during the fiscal year.

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                                   ARTICLE VI

                            TERMINATION DISTRIBUTIONS

     Section 6.1 Termination of Employment. The employee may elect, pursuant to
Section 6.1(c) to receive the balance in his Memorandum Account in a lump sum (as provided in Section 6.1(a) or installments (as provided in Section 6.1(b)).

          (a) Lump Sum. Upon a Participant's termination, Journal shall pay an amount equaling the entire balance of a Participant's Memorandum Account to him in a single lump sum occurring within the first 120 days of the fiscal year commencing immediately following his termination. Such payment shall cancel the balance in his Memorandum Account.

          (b) Installments. If validly elected, the Administrator shall pay to the Participant an amount equaling the balance in his Memorandum Account in annual installments over a period of 10 years. Payments shall be made in the first 120 days of each fiscal year commencing with the fiscal year immediately following his termination. The amount of each installment shall equal the quotient obtained upon dividing the balance in the Memorandum Account as of the first day of the fiscal year of payment by the number of installments then remaining to be paid (including the installment then being paid). The Administrator shall reduce the balance in the Participant's Memorandum Account by the amount of such payment immediately upon the occurrence of such payment.

          (c) Election. Each participant may, at any time during employment, elect the installment form of payment hereunder by submitting to the Administrator a document substantially in the form thereof attached hereto as Schedule B. Such election shall be effective the first day of the fiscal year commencing concurrent with or immediately after expiration of 12 months following the submission of such election to the Administrator. If the Participant's termination or death occurs before the effectiveness of an election, the election in effect at that time or, if none, the direction of subsection 6.1(a) immediately above, shall control. An election shall remain effective until the effective date of any subsequent superseding election.

     Section 6.2 Distributions Upon Death.

          (a) Upon a Participant's death, either before or after his termination, with a balance remaining in his Memorandum Account, Journal shall pay an amount equaling the entire balance of his Memorandum Account to the beneficiary or beneficiaries he specifies or, if none, to his surviving spouse or, if none, to his estate. Each participant may designate a beneficiary or beneficiaries to receive the unpaid balance of his Memorandum Account upon his death and may revoke or modify such designation at any time and from time to time by submitting to the Administrator a Beneficiary Designation substantially in the form thereof attached hereto as Schedule C.

          (b) If a Participant's death occurs prior to the payment of any amounts to him hereunder, other than payments for emergencies, payments shall occur in five annual installments occurring within the first 120 days of the fiscal year immediately following the Participant's death and within the first 120 days of each of the four fiscal years immediately

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thereafter. The amount of each such payment shall equal the quotient obtained upon dividing the balance in the Memorandum Account as of the first day of the fiscal year of payment by the number of installments then remaining to be paid (including the installment then being paid).

          (c) If a Participant's death occurs after the payment of any amount to him hereunder, other than payments for emergencies, payments to his beneficiary shall occur in the same form and be calculated in the same manner as paid to the Participant prior to his death by merely substituting the recipient for the Participant.

          (d) If a beneficiary survives a Participant, but dies prior to receipt of the entire amount of the Memorandum Account due him, Journal shall, as soon as practicable, pay to the estate of the beneficiary in a lump sum the entire remaining balance therein due the beneficiary.

          (e) The Administrator may, in its discretion, accelerate any payments due to a beneficiary of a deceased Participant.

          (f) The Administrator shall reduce the balance in the deceased Participant's Memorandum Account by the amount of any payment pursuant to this
Section 6.2 immediately upon the occurrence of such payment.

     Section 6.3 Emergencies. In the event of an unforeseeable emergency, either before or after the commencement of payments hereunder, a Participant or beneficiary may request in writing that all or any portion of the benefits due him hereunder be paid in one or more installments prior to the normal time for payment of such amount. Such emergency must inflict severe financial hardship upon the Participant or beneficiary and must arise from causes beyond the Participant's or beneficiary's control. The Administrator shall, in its reasonable judgment, determine whether such an emergency exists and that the applicant could not address the emergency through reimbursement or compensation by insurance or otherwise, by liquidation of other assets (provided such liquidation, in itself, would not create a financial hardship) or by ceasing deferrals hereunder. Only if the Administrator determines that such an emergency exists, Journal shall pay to the Participant or beneficiary, as the case may be, an amount equal to the lesser of(a) the amount requested or (b) the amount necessary (in the reasonable opinion of the Administration) to alleviate the hardship. The Administrator shall use its reasonable discretion to determine when the prepayments shall be made and shall immediately reduce the balance in the recipients Memorandum Account by the amount of such payment.

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                                  ARTICLE VII

                           ADMINISTRATION OF THE PLAN

     Section 7.1 Appointment of Separate Administrator. Journal shall, in writing, appoint a separate Administrator. Any person including, but not limited to, employees, shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to Journal and Journal may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify Journal of the member or members so designated. Journal shall accept and rely upon any document executed by such member or members as representing action by the Administrator until the Administrator shall file with Journal a written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

     Section 7.2 Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administrator unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

          (a) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. Journal shall bear the costs of such services and other administrative expenses.

          (b) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

          (c) To allocate in writing any of its powers and duties hereunder to those persons who have been designated to perform Plan fiduciary responsibilities.

          (d) The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

          (e) To resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility of the right of any person to a benefit.

          (f) To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

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          (g) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

          (h) To apply consistently and uniformly the Committee rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.

     Section 7.3 Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration. The Administration shall notify Journal of any action taken by the Administrator which affects the Trustee's Plan obligations or rights and, when required, shall notify any other interested parties.

     Section 7.4 Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid by Journal. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.

     Section 7.5 Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan or waive or fail to apply any Plan requirement for benefit eligibility.

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Assignment. No Participant or beneficiary may sell, assign, transfer, encumber or otherwise dispose of the right to receive payments hereunder. A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

     Section 8.2 Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued employment or limit the right of Journal to dismiss or impose penalties upon the Participant or modify the terms of employment of any Participant.

     Section 8.3 Termination and Amendment. Journal may at any time and from time to time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against Journal, its directors, officers or employees for any amounts, except that Participant shall be vested in his Memorandum Account hereunder as of the date on which the Plan is terminated, suspended, altered or amended and (unless Journal and Participant agree to the contrary) such amount shall (a) continue to fluctuate pursuant to the investment election then in effect and (b) be paid to the participant or his beneficiary or beneficiaries at the time and in the manner provided by Article VI above.

     Section 8.4 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the employer, its successors and assigns, and the employee, his beneficiary, beneficiaries, heirs, legal representatives and assigns.

     Section 8.5 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the `State of Wisconsin.

     Section 8.6 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provisions had never been included herein.

     Section 8.7 Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by registered or certified mail, return receipt requested, addressed, in the case of Journal, its Board of Directors or Administrator, to Journal's principle business office and, in the case of a Participant or beneficiary, to his home address as shown on the records of Journal.

     Section 8.8 Notification of Addresses. Employee and his spouse shall file with the Administrator, from time to time, in writing, the post office address of the employee, the post office address of his spouse and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the employee or his spouse as shown on the employer's records) shall be binding on the employee

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and his spouse for all purposes of the Plan, and neither the Administrator nor the employer shall be obliged to search for or ascertain the whereabouts of employee or his spouse.

     Section 8.9 Limitation of Liability. In no event shall Journal, employer, Administrator or any employee, officer or director of Journal incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.

     Section 8.10 Indemnification. Journal shall indemnify the Administrator and any employee, officer or director of Journal against all liabilities arising by reasons of any act or failure to act unless such act or failure to act is due to such good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim including attorney and legal fees and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of Journal, and such person's rights shall inure to the benefit of his heirs and representatives.

     Section 8.11 Tax Liability. The employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the employer may reasonably estimate to be necessary to cover any taxes for which the employer may be liable and which may be assessed with regard to such payment.

     Section 8.12 Headings. All articles and section headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

     IN WITNESS WHEREOF, Journal, by action of its Board of Directors, has caused this Plan to be executed and thereby established and its seals to be hereunto affixed on the 4th day of September, 1996.

                                    JOURNAL COMMUNICATIONS, INC.


                                    By:_________________________________________

                                        ATTEST:


                                    By:_________________________________________



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